                                                                    Exhibit 10.8




                   SECURITIES PURCHASE AND HOLDERS AGREEMENT

           SECURITIES PURCHASE AND HOLDERS AGREEMENT, dated July 29, 1994 (the "Agreement"), by and among DR INTERNATIONAL, INC., a Delaware corporation (the "Company"), CITICORP VENTURE CAPITAL LTD., a New York corporation ("CVC"), WORLD EQUITY PARTNERS, L.P., a Delaware limited partnership ("WEP"), MASCOTECH AUTOMOTIVE SYSTEMS GROUP, INC., a Michigan corporation ("Masco"), HAROLD K. SPERLICH ("Sperlich"), JAMES R. GERRITY ("Gerrity") and the individuals listed on Schedule I hereto as "Management Investors" (the "Management Investors"). CVC, WEP and Masco are sometimes referred to hereinafter individually as an "Institutional Investor" and together as the "Institutional Investors"; and CVC, WEP, Masco, Gerrity, Sperlich and the Management Investors are sometimes referred to hereinafter individually as an "Investor" and collectively as the "Investors."

                                  Background
                                  ----------

           A. Following the Closing (as hereinafter defined) hereunder, the Company will acquire (the "Acquisition") through its subsidiary DRA, Inc., a Delaware corporation ("DRA"), substantially all of the assets of the heavy duty starter motors and generators business, the remanufacturing heavy duty starter motors and generators business, the light duty starter motors business, the remanufacturing light duty starter motors business and the powder metal forge business of the Delco Remy Division of General Motors Corporation ("GM") (collectively, the "Businesses") pursuant to an Asset Purchase Agreement, dated July 13, 1994 (the "Asset Purchase Agreement"), among GM, the Company and DRA.

           B. The Company, which as of the date hereof has not issued any securities, desires to sell, and (i) each of CVC, Masco, Gerrity and Sperlich desires to purchase, the number of shares of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and Class B Common Stock, par value $.01 per share ("Class B Common Stock") (collectively hereinafter referred to as the "Common Stock" or "Shares"), set forth opposite their respective names on Exhibit A attached hereto and (ii) each of CVC and Masco desires to purchase the principal amount of the Company's 11% Junior Subordinated Notes due July 31, 2004 (the "Debentures"), set forth opposite their respective names on Exhibit A attached hereto.

           C. WEP has acquired a warrant ("the Warrant") exercisable for 100,000 shares of Class A Common Stock pursuant to the Warrant Agreement of even date herewith between the Company and WEP.

           D. The Management Investors will be employed by the Company and/or DRA upon consummation of the Acquisition. The Board of Directors of the Company wishes to grant the opportunity to the Management Investors to make an investment in the Company, and thereby to acquire an increased personal and proprietary interest in the Company's success and progress through the purchase of securities pursuant to this Agreement.

           E. Each of the Management Investors desires to purchase the number of shares of Class A Common Stock set forth opposite his or her name on Exhibit A attached hereto.

           F. As used herein, the term "Securities" shall mean the Debentures, the Warrant (including shares of Common Stock to be issued upon exercise thereof) and the Common Stock held by any party hereto, including shares of Common Stock and all other securities of the Company (or a successor to the Company) received on account of ownership of the Common Stock, including all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

           G. The Investors and the Company wish to set forth certain agreements regarding their future relationships and their rights and obligations with respect to the Securities.

                                     Terms
                                     -----

           In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                            PURCHASE OF SECURITIES
                            ----------------------

           1.1  Sale and Purchase of Common Stock and Debentures.
                ------------------------------------------------

           Subject to the terms and conditions set forth herein, at the Closing the Company will issue and sell (a) to each of the

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Investors (other than WEP) the number of shares of Common Stock set forth opposite such Investor's name on Exhibit A and (b) to each of CVC and Masco the principal amount of Debentures set forth opposite such Institutional Investor's name on Exhibit A. The purchase price for the Common Stock shall be $2.00 per share; and the purchase price for the Debentures sold pursuant to this Agreement shall be 100% of the principal amount thereof.

           1.2  Closing; Termination.  The closing (the "Closing") of the
                --------------------
purchase and sale of the Common Stock and Debentures will take place on July 29, 1994 or at such other time or on such other date as may be agreed by the parties hereto (the "Closing date"). At the Closing, the Company will deliver (a) to each Investor (other than WEP), certificates evidencing the number of Shares to be purchased by such Investor and (b) to CVC and Masco, the Debentures, in each case registered in such Investor's name, against payment of the purchase price therefor in cash, by certified or bank cashier's check or by federal wire transfer of immediately available funds, with confirmed receipt or, in the case of each Management Investor, against payment of a portion of the purchase price therefor (equal to the aggregate par value of the Shares to be issued) in cash and the balance by delivery of a promissory note (the "Promissory Note") substantially in the form of Exhibit B hereto in the principal amount set forth opposite such Management Investor's name on Exhibit A. In the event that the Closing under the Asset Purchase Agreement does not occur on or prior to August 15, 1994, this Agreement will terminate and be of no further force and effect, all amounts paid by each Investor (other than WEP) pursuant to this Agreement for the Common Stock and the Debentures shall be returned to such Investor upon surrender to the Company of the Common Stock and Debentures held by him, her or it, and there shall be no further liability on the part of any party hereto except for breaches of this Agreement prior to the time of such termination.

           1.3  Conditions to Certain Investor's Obligations.  The obligation of
                --------------------------------------------
each Investor (other than WEP) to purchase and pay for the Common Stock and Debentures at the Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions:

           (a)  The representations and warranties of the Company set forth in
Article II shall be true and correct in all material respects on and as of the Closing Date as though then made, and all covenants of the Company set forth in
Article II required to be
performed on or prior to the Closing shall have been performed in all material respects.

           (b) The Company's Certificate of Incorporation and Bylaws shall be substantially in the forms of Exhibits C-1 and C-2, respectively.

           (c) The Company shall have delivered to each of the Investors certificates for the Common Stock and the Debentures required pursuant to
Section 1.1.

           (d) No preliminary or permanent injunction or order, decree or ruling of any nature issued by any court or governmental agency of competent jurisdiction, nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal, state or local governmental authority, shall be in effect, that would prevent the consummation of the transactions contemplated by this Agreement or the Asset Purchase Agreement.

           (e) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate the Company's Certificate of Incorporation or Bylaws, any applicable laws or orders, regulations, rules or requirements of a court, public body or authority by which the Company is bound.

           (g) All corporate and other proceedings, if any, taken or to be taken by the Company in connection with the transactions contemplated hereby to be consummated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors (other than WEP), and the Investors (other than WEP) shall have received from the Company all such counterpart originals or certified or other copies of such documents as they may reasonably request.

           1.4  Conditions to the Company's Obligations.  The obligations of the
                ---------------------------------------
Company to issue and sell the Common Stock to each Investor (other than WEP) and the Debentures to CVC and Masco as set forth herein at the Closing are subject to the satisfaction on or prior to the Closing of the following conditions:

           (a)  The representations and warranties of each Investor set forth in
Article III shall be true and correct in all material respects at and as of the Closing Date as though then made, and all covenants of each Investor required to be performed at or prior to the Closing shall have been performed in all material respects.

           (b) The conditions set forth in paragraph (d) of Section 1.3 shall have been satisfied, and the Investor shall have purchased or shall simultaneously purchase the Securities set forth opposite its name on Exhibit A.

           (c) All corporate and other proceedings, if any, taken or to be taken by Investors in connection with the transactions contemplated hereby to be consummated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received from each Investor all such counterpart originals or certified or other copies of such documents as it may reasonably request.

           (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any applicable laws or orders, regulations, rules or requirements of a court, public body or authority by which the Investor is bound.

           (e) The Investors shall have paid or shall pay concurrently the purchase prices required of them pursuant to this Article I.

                                  ARTICLE II

                        REPRESENTATIONS, WARRANTIES AND
                           COVENANTS OF THE COMPANY
                           ------------------------

      2.1  Representations and Warranties of the Company.  The Company
           ---------------------------------------------
represents and warrants to, and covenants and agrees with, each of the Investors as follows:

           (a) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

           (b) The Company has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein.

           (c) The Company has taken such corporate action as is necessary or appropriate to enable it to perform its obligations hereunder, including, but not limited to, the issuance and sale of the Common Stock and the Debentures to be issued by it, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with terms hereof.

           (d) The Shares when issued in compliance with the provisions of this Agreement will be validly issued, fully paid and non-assessable.

           (e) The Debentures when issued in compliance with the provisions of this Agreement will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

           (f) Prior to the date hereof, the Company has not (i) incurred any liabilities or obligations; (ii) engaged in any business or activities of any kind whatsoever; (iii) entered into any agreement or arrangements with any person or entity, or (iv) been subject to or bound by any obligation or undertaking, except in each case as incurred in connection with its incorporation, capitalization or the negotiation and consummation of the transactions contemplated by this Agreement and the Asset Purchase Agreement including, but not limited to, the financing relating to the Acquisition.

           (g) As of the Closing, the authorized capital stock of the Company will consist of (i) 1,000,000 shares of Class A Common Stock, of which the number of shares reflected in Exhibit A will be issued and outstanding immediately after the Closing and (ii) 1,000,000 shares of Class B Common Stock, of which the number of shares reflected in Exhibit A will be issued and outstanding immediately after the Closing. Except for the Warrant and as otherwise set fourth herein, as of the Closing Date, there will be no rights, subscriptions, warrants, options, conversion rights, or agreements of the kind outstanding to purchase from the Company, or otherwise require the Company to issue, any shares of capital stock of the Company or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of the Company; the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock; and the Shares will constitute all of the outstanding shares of the Company's capital stock.

                                  ARTICLE III

                        REPRESENTATIONS, WARRANTIES AND
                          COVENANTS OF EACH INVESTOR
                          --------------------------

           3.1   Representations, Warranties and Covenants of Each Investor.
                 ----------------------------------------------------------
Each of the Investors severally represents and warrants to, and covenants and agrees with, the Company that:

           (a) Such Investor has full legal right, power and authority (including the due authorization by all necessary corporate action) to enter into this Agreement and to perform such Investor's obligations hereunder without the need for the consent of any person, and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with the terms hereof.

           (b) The Securities are being acquired by such Investor for investment, and not with a view to any distribution thereof that would violate the Securities Act of 1933, as amended (the "Securities Act"), or the applicable state securities laws of any state; and such Investor will not distribute the Securities in violation of the Securities Act or the applicable securities laws of any state.

           (c) Such Investor understands the Securities have not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration becomes or is available.

           (d) Such Investor is financially able to hold the Securities for long-term investment, believes that the nature and amount of the Securities being purchased are consistent with such Investor's overall investment program and financial position, and recognizes that there are substantial risks involved in the purchase of the Securities.

           (e) Such Investor confirms that (i) such Investor is familiar with the proposed business of the Company and DRA, (ii) such Investor has had the opportunity to ask questions of the officers and directors of the Company and DRA and to obtain (and that such Investor has received to its satisfaction) such information about the business and financial condition of the

Company and DRA as it has reasonably requested, and (iii) such Investor, either alone or with such Investor's representative (as defined in Rule 501(h) promulgated under the Securities Act), if any, has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the prospective investment in the Securities.

           3.2  Legend.  The Debentures, the Warrant and the certificates
                ------
representing the Shares shall bear the following legend in addition to any other legend required under applicable law:

           THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES PURCHASE AND HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENTS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

           3.3  Management Investor Representations and Warranties.  Each
                --------------------------------------------------
Management Investor severally represents and warrants to the Company that:

           (a) such Management Investor has full legal right, power and authority to enter into the promissory Note and to perform such Management Investor's obligations thereunder without the need for the consent of any other person; and the Promissory Note issued by him or her has been duly executed and delivered by him or her and constitutes the legal, valid and binding obligation of such management Investor in accordance with the terms thereof;

           (b) such Management Investor's residence, business address, business and residence telephone numbers and social security number are as set forth below his or her signature to this Agreement; and

           (c) in formulating a decision to enter into this Agreement, such Management Investor has relied solely upon an independent investigation of the Company's and DRA's business and upon consultations with his or her legal and financial advisers with respect to this Agreement and the nature of his or her investment; and that in entering into this Agreement no reliance was placed upon any representations or warranties other than those contained in this Agreement.

           3.4  Representations and Warranties of Certain Investors Other than
                --------------------------------------------------------------
the Management Investors.
------------------------

           (a) CVC, Masco, Gerrity and Sperlich each severally represent and warrant to, and covenant and agree with, the Company that each of CVC, Masco, Gerrity and Sperlich qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters that each of CVC, Masco, Gerrity and Sperlich is capable of evaluating the merits and risks of its purchase of the Securities.

           (b) The execution, delivery and performance of this Agreement by each of CVC, Masco, Gerrity and Sperlich do not contravene or violate any laws, rules or regulations applicable to him or it.

           3.5  Restrictions on Transfers of Securities.
                ---------------------------------------

           The following restrictions on Transfer shall apply to all Shares owned by any Investor:

           (a) No Investor or Permitted Transferee (except a Permitted Transferee by virtue of Section 3.5(b)(iv) hereof) shall Transfer (other than in connection with a redemption or purchase by the Company) any Securities other than to a person or entity approved in advance in writing by the holders of at least forty percent (40%) of the outstanding Common Stock (including shares held by the transferor) so long as such Transfer complies with the provisions of
Article IV, this Section 3.5, and, in addition, in the case of Management Investors, Article VI of this Agreement; provided, however, that such advance
                                         --------
written approval shall not be required with respect to a Transfer of Securities pursuant to and in compliance with Section 4.7. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Company. As used herein, "Transfer" includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, Pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

           Prior to any proposed Transfer of any Securities the holder thereof shall give written notice to the Company describing the manner and circumstances of the proposed Transfer accompanied by a written opinion of legal counsel, addressed to the Company and the transfer agent, if other than the Company, and reasonably satisfactory in form and substance to each addressee, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act and applicable state securities laws.
Each certificate evidencing the Securities transferred shall bear the legends set forth in Section 3.2, except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provison of the Securities Act or applicable state securities laws.

           Nothing in this Section 3.5(a) shall prevent the Transfer, free of any restrictions under this Agreement, of Securities by an Investor or a Permitted Transferee to one or more of its Permitted Transferees, or to the Company; provided, however, that each such Investor or Permitted Transferee
         --------  -------
(except a Permitted Transferee by virtue of Section 3.5(b)(iv) hereof) shall take such Securities subject to and be fully bound by the terms of this Agreement applicable to it with the same effect as if it were a party hereto; and provided, further, that (i) no entity or person (other than a Permitted
    --------  -------
Transferee by virtue of Section 3.5(b)(iv) hereof) shall be a Permitted Transferee unless such transferee executes a joinder to this Agreement satisfactory in form and substance to the Company, and (ii) no Transfer shall be effected except in compliance with the registration requirements of the Securities Act or pursuant to an available exemption therefrom.

           (b)  As used herein, "Permitted Transferee" shall mean:

                (i) in the case of any Investor or Permitted Transferee who is a natural person, his spouse or children or grandchildren (in each case, natural or adopted), any trust for his benefit or the benefit of his spouse or children or grandchildren (in each case, natural or adopted), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such individual Investor or Permitted Transferee or his spouse or children or grandchildren (in each case, natural or adopted) (or any trust for the benefit of such persons);

                (ii) in the case of any Investor or Permitted Transferee who is, in each case, a natural person, the heirs, executors, administrators or personal representatives upon the death of such Investor or Permitted Transferee or upon the incompetency or disability of such Investor or Permitted Transferee for purposes of the protection and management of his assets;

                (iii) in the case of an Investor or Permitted Transferee who is not a natural person, any Affiliate (as hereinafter defined) of such Investor;

                (iv) in the case of any Investor or Permitted Transferee, any person or other entity if such person or other entity takes such Securities pursuant to a sale in connection with a public offering under the Securities Act or following a public offering in open market transactions or under Rule 144 under the Securities Act;

                (v) in the case of CVC, any of its employees, officers or directors;

                (vi) in the case of Masco and its Permitted Transferees, MascoTech Corporation, a Delaware corporation ("MC"), and any corporation in which MC owns, directly or indirectly through one or more intermediaries, one hundred percent (100%) of the outstanding capital stock of such corporation; and

                (vii) in the case of WEP, a distribution of Securities to its limited partners.

           (c) As used herein, "Affiliate" means with respect to any person other than Masco or its Permitted Transferees, a corporation in which such person owns, directly or indirectly through one or more intermediaries, fifty percent (50%) or more of the outstanding capital stock of such corporation.

           3.6  Notation.  A notation will be made in the appropriate transfer
                --------
records of the Company with respect to the restriction on transfer of the Securities referred to in this Agreement.

                                  ARTICLE IV

                      OTHER COVENANTS AND REPRESENTATIONS
                      -----------------------------------

           4.1  Observers' Rights.  So long as CVC or its Affiliates own at
                -----------------
least 5% of the Common Stock outstanding, if no employee of CVC or its Affiliates is a member of the Company's Board of Directors, CVC shall have the right to designate two observers (the "Observers") to attend meetings of the Company's Board of Directors and committees thereof. If at least one employee of CVC is a member of the Company's Board of Directors, CVC shall have the right to designate one Observer to attend meetings of the Company's Board of Directors and committees thereof. The Observers shall not have the right to vote on any matter presented to the Board of Directors or any committee thereof. The Company shall give each Observer written notice of each meeting of the Board of Directors and committees thereof at the same time and in the same manner as the members of the Board of Directors or such committee receive notice of such meetings, and the Company shall permit each Observer to attend as an observer all meetings of its Board of Directors and committees thereof. Each Observer shall be entitled to receive all written materials and other information given to the directors in connection with such meetings at the same time such materials and information are given to the directors, and each Observer shall keep such materials and information confidential. If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or a committee thereof, the Company shall give written notice thereof to each Observer prior to the effective date of such consent. The Company shall provide to each Observer all written materials and other information given to the directors in connection with such action by written consent at the same time such materials and information are given to the directors, and each Observer shall keep such materials and information confidential. The Company shall pay the reasonable out-of-pocket expenses of each Observer incurred in connection with attending such meetings.

           4.2  Financial Statements and Other Information.  So long as any
                ------------------------------------------
Institutional Investor, Gerrity or Sperlich, as the case may be, owns any of the Securities, the Company shall deliver to such Institutional Investor, Gerrity and Sperlich:

          (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments; and

           (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its subsidiaries as of the end of such year, and consolidated and consolidating statements of income and cash flows of the Company and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, together with an auditor's report thereon of a firm of established national reputation.

           4.3  Regulatory Compliance Cooperation. So long as CVC or its
                ---------------------------------
Affiliates beneficially own any of the Securities, before the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible into or exchangeable for any shares of any class of its capital stock, the Company shall give CVC thirty (30) days prior written notice of such pending action. Upon the written request of CVC made within thirty (30) days after its receipt of any such notice, stating that after giving effect to such action CVC would have a Regulatory Problem (as described below), the Company will defer taking such action for such period (not to extend beyond ninety (90) days after CVC's receipt of the Company's original notice) as CVC requests to permit it and its Affiliates to reduce the quantity of Securities held by it and its Affiliates in order to avoid the Regulatory Problem. In addition, the Company will not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which CVC would be required to take any voting securities or any securities convertible into voting securities, which might reasonably be expected to cause CVC to have a Regulatory Problem. For purposes of this paragraph, a person will be deemed to have a "Regulatory

Problem" when such person and such person's Affiliates would own, control or have power over a greater quantity of securities of any kind issued by the Company than are permitted to be owned under any requirement of any governmental authority applicable to such person.

           4.4  Sale of the Company.
                -------------------

           (a) If the Board of Directors and holders of at least fifty percent (50%) of the Company's Common Stock then outstanding approve the sale of the Company to a person (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all of the outstanding capital stock) (an "Approved Sale"), each Investor and Permitted Transferee will consent to, vote for, and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale, and if the Approved Sale is structured as a sale of stock, each Investor and Permitted Transferee will agree to sell and will be permitted to sell all of such Investor's and Permitted Transferee's Common Stock on the terms and conditions approved by the Board of Directors and the holders of a majority of the Common Stock then outstanding. Each Investor and Permitted Transferee will take all necessary and desirable actions in connection with the consummation of an Approved Sale.

           (b) The obligations of each of the Investors with respect to an Approved Sale are subject to the satisfaction of the conditions that: (i) upon the consummation of the Approved Sale all of the Investors and Permitted Transferees will receive the same form and amount of consideration per share of Common Stock, or if any holder of Common Stock is given an option as to the form and amount of consideration to be received, all Investors and Permmitted Transferees will be given the same option; and (ii) the terms of sale shall not include any indemnification, guaranty or the similar undertaking of the Investor (other than undertakings of Management Investors in respect of continued employment) that (A) is not made or given pro rata with other Investors on the basis of share ownership or (B) could result in liability to such Investor that is in excess of the fair market value on the consideration to be received by such Investor in the Approved Sale.

           4.5  Tag-Along
                ---------

           (a) (i) On or after the "Tag-Along Date" (as defined), except as otherwise provided in Section 4.5(a)(v), no "Seller" (as hereinafter defined) shall sell any Common Stock in any transaction or series of related transactions unless all "Holders" (as hereinafter defined) are offered an equal opportunity to participate in such transaction or transactions on a pro-rata basis and on identical terms (including price and type of consideration paid). As used in this Section 4.5, "Tag-Along Date" means, as to each Institutional Investor, the date on which such Institutional Investor and its corporate Affiliates own, or would own as a result of a sale of Common Stock or Warrant, as the case may be, less than 20% of the outstanding Common Stock of the Company; "Seller" shall mean the Institutional Investors and their respective corporate Affiliates; and "Holders" shall mean the Investors and their Permitted Transferees.

               (ii) Prior to any sale of Common Stock or Warrant subject to these provisions, the Seller shall notify the Company in writing of the proposed sale. Such notice (the "Seller's Notice") shall set forth: (A) the number of shares of Common Stock subject to the proposed sale; (B) the name and address of the proposed purchaser; and (C) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser. The Company shall promptly, and in any event within 15 days, mail or cause to be mailed the Seller's Notice to each Holder. A Holder may exercise the tag-along right by delivery of a written notice (the "Tag-Along Notice") to the Seller within 15 days of the date the Company mailed or caused to be mailed the Seller's Notice. The Tag-Along Notice shall state the number of shares of Common Stock that the Holder proposes to include in the proposed sale, If no Tag-Along Notice is received during the 15-day period referred to above, the Seller shall have the right for a 120-day period to effect the proposed sale of shares of Common Stock or Warrant, as the case may be, on terms and conditions no more favorable than those stated in the notice and in accordance with the provisions of this Section 4.5.

               (iii) Notwithstanding anything to the contrary, a Seller may make any of the following sales without offering the Holders the opportunity to participate: (a) sales by a Seller to any Affiliate or Permitted Transferee, provided that the proposed purchase (except a Permitted Transferee by virtue of
--------
Section 3.5(b)(iv) hereof) agrees in writing to be bound by the provisions of this Agreement; (b) sales pursuant to an effective registration statement under the Securities Act; (c) sales pursuant to an Approved Sale or a Required Sale; and (d) sales by Masco pursuant to Section 4.7.

               (iv) Each Investor acknowledges for itself and its transferees that CVC may grant in the future tag-along rights to other holders of Common Stock and such holders will (a) have substantially the same opportunity to participate in sales by CVC as provided to the parties hereto, and (b) be included in the calculation of the pro rata basis upon which Holders may participate in a sale.

               (v) The tag-along obligations of the Sellers and the rights of the Holders with respect thereto provided under this Section 4.5 shall terminate upon the earlier of (a) such time as at least 10% of the outstanding shares of Common Stock shall have been sold publicly pursuant to an effective registration statement under the Securities Act and (b) as to each Institutional Investor, the day after the date on which such Institutional Investor and its corporate Affiliates own less than 10% of the Common Stock.

               (vi) Notwithstanding the requirements of this Section 4.5, a Seller may sell Common Stock at any time without complying with the requirements of Section 4.5 (a)(ii) so long as the Seller deposits into escrow with an independent third party at the time of sale that amount of the consideration received in the sale equal to the "Escrow Amount." The "Escrow Amount" shall equal that amount of consideration as all the Holders would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Holder (A) delivered a Tag-Along Notice to the Seller in the time period set forth in Section 4.5(a)(ii) and (B) proposed to include all of its shares of Common Stock in the sale.

                      No later than the date of the sale, the Seller shall notify the Company in writing of the proposed sale. Such notice (the "Escrow Notice") shall set forth the information required in the Seller's Notice, and in addition, such notice shall state the name of the escrow agent and, if the consideration (in whole or in part) for the sale was cash, then the account number of the escrow account. The Company shall promptly, and in any event within 10 days, mail or cause to be mailed the Escrow Notice to each Holder.

                      A Holder may exercise the tag-along right by delivery to the Seller, within 15 days of the date the Company mailed or caused to be mailed the Escrow Notice, of (i) a written notice specifying the number of shares of Common Stock it proposes to sell, and (ii) the certificates for such Common Stock, with stock powers duly endorsed in blank.

                        Promptly after the expiration of the 15th day after the Company has mailed or caused to be mailed the Escrow Notice, (A) the Seller shall purchase that number of shares of Common Stock as Seller would have been required to include in the sale had Seller complied with the provisions of
Section 4.5(a)(ii), (B) all shares of Common Stock not required to be purchased by Seller shall be returned to the Holders thereof, and (C) all remaining funds and other consideration held in escrow shall be released to Seller. If Seller received consideration other than cash in its sale, Seller shall purchase the shares of Common Stock tendering by paying to the Holders non-cash consideration and cash in the same proportion as received by Seller in the sale.

           4.6   Take-Along Rights.
                 -----------------

           (a) If the holders of at least sixty-six percent (66%) of the Company's Common Stock then outstanding approve the sale of the Company to a person or entity (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all of the outstanding capital stock) (a "Required Sale"), each Investor and Permitted Transferee will consent to, vote for and raise no objections against, waive dissenters and appraisal rights (if any) with respect to, the Required Sale of the Company, and if the Required Sale of the Company is structured as a sale of stock, each Investor and Permitted
Transferee will agree to sell and will be permitted to sell all of such Investor's and Permitted Transferee's Common Stock on the terms and conditions approved by the holders of at least sixty-six percent (66%) of the Common Stock then outstanding. Each Investor and Permitted Transferee will take all necessary and desirable actions in connection with the consummation of a Required Sale of the Company.

           (b) The obligations of each of the Investors with respect to the Required Sale of the Company are subject to the satisfaction of the conditions that: (i) upon the consummation of the Required Sale all of the Investors and Permitted Transferees will receive the same form and amount of consideration per share of Common Stock, or if any holder of Common Stock is given an option as to the form and amount of consideration to be received, all Investors and Permitted Transferees will be given the same option; and (ii) the terms of sale shall not include any indemnification, guaranty or the similar undertaking of the Investor (other than undertakings of Management Investors in respect of continued employment) that (A) is not made or given pro rata with other Investors on the basis of share ownership or (B) could result in liability to such Investor that is in excess of the fair market value of the consideration to be received by such Investor in the Required Sale.

           4.7   Right of First Refusal on Transfer of Common Stock owned by
                 -----------------------------------------------------------
Masco.
-----

           (a)   Right of First Refusal.  In the event that at any time after
                 ----------------------
the occurrence of a Masco Divestiture Condition (as hereinafter defined), Masco (or its Permitted Transferees) receives a bona fide offer (a "Transfer Offer") to purchase any or all of the Common Stock (the "Transfer Shares") then owned by Masco (or its Permitted Transferees) from any person (the "Offeror") which Masco (or its Permitted Transferees) wishes to accept, then Masco (and its Permitted Transferees) shall give CVC written notice thereof ("Transfer Notice"), which Transfer Notice shall state in reasonable detail all material terms of such proposed sale or other transfer, the identity of the proposed purchaser or other transferee, the price or other consideration for which the Common Stock is proposed to be sold or transferred, and the number of shares of Common Stock to be sold or transferred, and shall also contain an irrevocable offer to sell the Transfer Shares to CVC at the price and on the terms contained in the Transfer Offer. After its receipt of the Transfer Notice, CVC (and/or its designee(s)) shall have the right and option to purchase any or all of the Transfer Shares at the price and on the terms of the Transfer Offer set forth in the Transfer Notice; provided that if CVC purchases less than all of the Transfer Shares, the Company must purchase the remaining Transfer Shares. Within thirty (30) days after receipt of the Transfer Notice, CVC shall notify Masco (or its Permitted Transferees) whether or not it wishes to purchase the Transfer Shares and, if so, indicating the number of Transfer Shares desired to be purchased. The closing of the purchase and sale shall be held at the place and date established by CVC, which in no event shall be earlier than five (5) business days or later than fifteen (15) days from the date on which CVC gives notice of its election to purchase the Transfer Shares.

           In the event that CVC (or its designee(s)) does not elect to purchase all such Transfer Shares, Masco (or its Permitted Transferees) shall give notice of such failure to the Company, and the Company shall thereupon have the right and option to purchase in the aggregate all, but not less than all, of the Transfer Shares not being purchased by CVC (or its designee(s)) and may give notice to Masco (or its Transferees) of such intention at any time not later than fifteen (15) days after the date on which such notice is sent by Masco (or its Permitted Transferees) to the Company. The

Company's notice shall indicate the number of Transfer Shares that the Company desires to purchase. The closing of the purchase and sale of the Transfer Shares pursuant of any such option exercise shall be held at the principal office of the Company on a date to be established by the Company in its notice to Masco in response to the Transfer Notice, which in no event shall be earlier than five (5) business days or later than fifteen (15) days from the date of such notice.

           (b)   Failure to Exercise Right of First Refusal.  In the event
                 ------------------------------------------
neither CVC nor the Company exercises the purchase option provided for in
Section 4.7(a), the, subject to the other provisions of this Agreement, for a period of sixty (60) days, the Transfer Shares may be sold or transferred by or on behalf of Masco (or its Permitted Transferees) to the transferee(s) specified in the Transfer Notice at a price not less than the price per share of Common Stock specified therein and otherwise on terms no less favorable to Masco and no more favorable to the transferees than those contained in the Transfer Notice. Any Transfer Shares not sold during such 60-day period shall be subject to the provisions of this Agreement.

           (c)   Masco Divestiture Condition.  A "Masco Divestiture Condition"
                 ---------------------------
shall exist if Masco concludes in good faith upon the written advice of independent outside antitrust counsel that Masco's continued investment in the Company would present an unacceptable risk of noncompliance with applicable antitrust law or impose unacceptable constraints on Masco's then current and then proposed business activities under applicable antitrust law.

           (d)   Applicability to Other Securities.  This Section 4.7 shall be
                 ---------------------------------
equally applicable to Securities held by Masco other than Common Stock in the event such other Securities are the subject of any such Transfer Offer.


                                   ARTICLE V

                               CORPORATE ACTIONS
                               -----------------

           5.1   Certificate of Incorporation and Bylaws.  Each Investor has
                 ---------------------------------------
reviewed the Certificates of Incorporation and Bylaws of each of the Company and DRA in the forms attached hereto as Exhibits C-1, C-2, C-3 and C-4, respectively, and hereby approves and ratifies the same.

           5.2   Directors and Voting Agreements.  Each Investor and Permitted
                 -------------------------------
Transferee agrees that it shall take, at any time and from time to time, all action necessary (including voting the Class A Common Stock owned by him, her or it, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board of Directors of the Company is composed at all times of six to nine persons as follows: Sperlich (so long as he continues to serve as Chairman of the Board of Directors of the Company); one individual designated by Masco who shall initially be E. H. Billig; two individuals designated by CVC; Gerrity (so long as he continues to serve as an officer of or a consultant to the Company); Thomas J. Snyder (so long as he continues to serve as President of the Company, and when he ceases to serve in such office, his successor in such office); and up to three independent directors, who shall be designated by CVC (to the extent permitted by applicable law as determined by CVC in its sole discretion), subject to the right of the holders of a majority of the outstanding shares of Class A Common Stock (including any shares of Class A Common Stock held by CVC) to veto the election of any such independent director, provided, that in the event that CVC concludes
                                  --------
that it is unable to designate, or elects not to designate for any reason, one or more of such independent directors or the election of any such independent director is not approved by the holders of a majority of the outstanding shares of Class A Common Stock, such directorship(s) shall not be filled by the remaining members of the Company's Board of Directors but shall remain vacant until the election of a director designated by CVC to fill such vacancy in accordance with this Section 5.2.

           5.3   Right to Remove Certain of the Company's Directors.  Each of
                 --------------------------------------------------
CVC and Masco, as the case may be, may request that any director designated by it be removed (with or without cause) by written notice to the other Investors, and, in any such event, each Investor shall promptly consent in writing or vote or cause to be voted all shares of Class A Common Stock now or hereafter owned or controlled by it for the removal of such person as a director. In the event any person ceases to be a director, such person shall also cease to be a member of any committee of the Board of Directors of the Company.

           5.4   Right to Fill Certain Vacancies in Company's Board.  In the
                 --------------------------------------------------
event that a vacancy is created on the Company's Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director designated by CVC or Masco, as the case may be, or if otherwise there shall exist or occur any vacancy on the Company's Board of

Directors in a directorship subject to designation by CVC or Masco, as the case may be, such vacancy shall not be filled by the remaining members of the Company's Board of Directors but each Investor hereby agrees promptly to consent in writing or vote or cause to be voted all shares of Class A Common Stock now or hereafter owned or controlled by it to elect that individual designated to fill such vacancy and serve as a director, as shall be designated by CVC or Masco, as the case may be.

        5.5  Directors of DRA and Voting Agreements. The Company shall take, and
             --------------------------------------
each of the Investors agrees that it shall cause the Company to take, at any time and from time to time, all action necessary (including voting all shares of common stock of DRA owned by the Company, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board of Directors of DRA is composed at all times of six to nine persons as follows: Sperlich (so long as he continues to serve as Chairman of the Board of Directors of the Company and DRA); one individual designated by Masco who shall initially be E. H. Billig; two individuals designated by CVC; Gerrity (so long as he continues to serve as an officer of or a consultant to the Company); Thomas J. Snyder (so long as he continues to serve as President of DRA, and when he ceases to serve in such office, his successor in such office); and up to three independent directors, who shall be designated by CVC (to the extent permitted by applicable law as determined by CVC in its sole discretion), subject to the right of the holders of a majority of the outstanding shares of Class A Common Stock (including shares of Class A Common Stock held by CVC) to vote the election of any such independent director to the Board of Directors of DRA, provided, that in the event that CVC concludes that it is unable to
     --------
designate, or elects not to designate for any reason, one or more of such independent directors or the election of any such independent director is not approved by the holders of a majority of the outstanding shares of Class A Common Stock, such directorship(s) shall not be filled by the remaining members of DRA's Board of Directors but shall remain vacant until the election of a director designated by CVC to fill such vacancy in accordance with this Section 5.5.

        5.6.  Right to Remove Certain DRA Directors. Each of CVC and Masco, as
              -------------------------------------
the case may be, may request that any director designated by it to serve on the Board of Directors of DRA be removed (with or without cause) by written notice to the Company and, in such event, the Company shall promptly consent in writing or vote or cause to be voted all shares of common stock of DRA now or hereafter owned or controlled by the Company for the removal of such person as a director. In the event any person ceases to be a director, such person shall also cease to be a member of any committee of the Board of Directors of DRA.

        5.7  Right to Fill Certain Vacancies in DRA's Board. In the event that a
             ----------------------------------------------
vacancy is created on the Board of Directors of DRA at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director designated by CVC or Masco, as the case may be, or if otherwise there shall exist or occur any vacancy on the Board of Directors of DRA in the directorship subject to designation by CVC or Masco, as the case may be, such vacancy shall not be filled by the remaining members of DRA's Board of Directors but the Company shall promptly consent in writing or vote or cause to be voted all shares of common stock of DRA now or hereafter owned or controlled by it to elect that individual designated to fill such vacancy and serve as a director, as shall be designated by CVC or Masco, as the case may be.

        5.8  Amendment of Certificate and Bylaws. Each Investor agrees that it
             -----------------------------------
shall not consent in writing or vote or cause to be voted any shares of Common Stock now or hereafter owned or controlled by it in favor of any amendment, repeal, modification, alteration or rescission of, or the adoption of any provision in the Company's Certificate of Incorporation or Bylaws inconsistent with this Agreement unless CVC consents in writing to such action or votes or cause to be voted all of the shares of Common Stock held by it in favor of such action; provided that CVC shall not consent to any amendment which would
        --------
adversely affect Masco's right to designate a director to the Company's Board of Directors or remove, or fill any vacancy created with respect to, any director designated by Masco as set forth in Sections 5.2, 5.3, and 5.4 of this Agreement. The Company hereby agrees that it shall not consent in writing or vote or cause to be voted any shares of common stock of DRA held by the Company in favor of any amendment, repeal, modification, alteration or rescission of, or the adoption of any provision in DRA's Certificate of Incorporation or Bylaws inconsistent with this Agreement unless the directors of the Company designated by CVC consent in writing to, or vote in favor of, such action; provided that
                                                                --------
such directors shall not consent to any amendment which would adversely affect Masco's rights to designate a director to DRA's Board of Directors or remove, or fill any vacancy created with respect to, any director designated by Masco as set forth in Section 5.5, 5.6 and 5.7 of this Agreement.

        5.9  Termination of Voting Agreements. The voting agreements in Section
             --------------------------------
5.2, 5.3, 5.4, 5.5, 5.6, 5.7 and 5.9 shall
terminate ten (10) years from the date of this Agreement unless extended in the manner provided in Section 218 of General Corporation Law of the State of Delaware.

        5.10  Officers. Each Investor approves the election of the following
              --------
officers of the Company, together with such other officers as may be elected or appointed by the Company or its Board of Directors:


              Name                     Position
              ----                     --------

              Harold K. Sperlich       Chairman

              James R. Gerrity         Executive Vice President
                                       Chief Financial Officer
                                       and Treasurer

              Thomas J. Snyder         President and Chief
                                       Operating Officer

              David E. Stoll           Vice President,
                                       Controller and Secretary


                                  ARTICLE VI
                    ADDITIONAL RESTRICTIONS OF TRANSFERS OF
                    SECURITIES HELD BY MANAGEMENT INVESTORS
                    ---------------------------------------

        6.1  Certain Definitions. The terms defined below shall have the
             -------------------
following meanings when used in this Article VI:

        (a) "Company" means the Company and all other entities in which the Company from time to time owns, directly or indirectly, fifty percent (50%) or more of the stock or assets.

        (b) "Cause", when used in connection with the termination of a Management Investor's employment with the Company, means the Management Investor's (i) act or acts of dishonesty, moral turpitude or criminality, (ii) failure to perform his duties as an employee as reasonably determined by the Board of Directors of the Company acting in good faith after reasonable notice to such employee by the Board of Directors of the Company and, if so recommended by the Board of Directors, after such employee has not cured such failure after 30 days opportunity to do so, or (iii) willful or deliberate violations of his obligations to the Company

(whether such obligations are designated by the Board of Directors or are set forth in an employment agreement) that result in injury to the Company.

     (c) "Public Offering" means a successfully completed firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act in respect of the offer and sale of shares of Common Stock for the account of the Company resulting in aggregate net proceeds to the Company and any stockholder selling shares of Common Stock in such offering of not less than $20,000,000.

     (d) "Securities" means any and all of the Shares and all other securities of the Company (or a successor to the Company) received on account of ownership of the Shares, including any and all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

     6.2    Restrictions on Transfer. In addition to the restrictions imposed by
            ------------------------
Section 3.5, and notwithstanding anything to the contrary contained herein, no Management Investor shall effect a Transfer of any Securities prior to the fifth anniversary of the Closing Date other than (i) pursuant to Section 4.4 in connection with an Approved Sale, (ii) pursuant to Section 4.5 in connection with the exercise of "Tag-Along Rights", (iii) pursuant to Section 4.6 in connection with a Required Sale, (iv) pursuant to Section 6.3 in connection with the Purchase Option (as hereinafter defined), (v) with the consent of the Company (as evidenced by a resolution duly adopted by at least a majority of the non-employee members of the Company's Board of Directors), (vi) to a Permitted Transferee of the Management Investor in question or (vii) in connection with a Public Offering in which such Management Investor is permitted to participate. In exercising the consent and approval provided for in clause (v), the Company may employ its sole discretion in evaluating the nature of the proposed transferee and the Company may impose such conditions on Transfer as it deems appropriate in its sole discretion, including, but not limited to, requirements that the transferee be an employee of the Company or DRA and that the transferee purchase the Management Investor's Securities as a "Management Investor" subject to the restrictions of this Article VI. In the event any Transfer is authorized pursuant to clause (v) to an employee of the Company as a "Management Investor," such employee shall execute an agreement, in form and substance satisfactory to the Company, pursuant to which such employee shall agree to be bound by the terms and conditions of this Agreement, and such other provisions as the Company may determine, and upon such execution such employee shall be entitled to the benefit of such provisions hereof and such other provisions as the Company determines and are set forth in such agreement. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferees shall have not rights or privileges in or with respect to the Company.
Notwithstanding the foregoing provisions, each Management Investor agrees that he will not effect a Transfer of any Securities prior to the lapse of such period of time following acquisition thereof as may be required to comply with applicable state securities laws.

           For the purposes of this Agreement, the "Permitted Transferees" of a Management Investor shall be (1) the executors, administrators, heirs and distributees of the Management Investor or her or his transferees to whom the Common Stock are Transferred by will or the laws of descent and distribution on account of death, (2) the Management Investor's spouse or children or grandchildren (in each case, natural or adopted) and (3) a trust the beneficiaries of which, a corporation the stockholders and directors of which, or a partnership the limited and general partners of which include only the Management Investor, her or his spouse or her or his children or grandchildren (in each case, natural or adopted); provided, that, as a condition to Transfer
                                    --------  ----
to any Permitted Transferee such permitted Transferee shall agree, in writing and in form and substance reasonably satisfactory to the Company, to become bound, and thereby shall become bound, by all the terms of this Agreement applicable to the Management Investor transferring such Securities. The Termination Date (as hereinafter defined) for a permitted Transferee shall be the Termination Date with respect to the Management Investor who first acquired the Common Stock held by such Permitted Transferee pursuant to this Agreement.

           6.3  Purchase Option.
                ---------------

           (a)  General Terms.  In the event that on or prior to the fifth
                -------------
anniversary of the Closing Date, any Management Investor shall cease to be employed by the Company or DRA for any reason (including, but not limited to, death, temporary or permanent disability, retirement at age 65 or more under the Company's or DRA's normal retirement policies, resignation or termination by the Company or DRA, as the case may be, with or without Cause), other than by reason of a leave of absence approved by the Company or DRA, as the case may be such Management Investor (or his heirs, executors, administrators, transferees, successors or assigns) shall give prompt notice to the Company of such termination (except in the case of termination by the Company with or without Cause), and the Company, or one or more designee(s) selected by a majority of the members of the Board of Directors, shall have the right and option at any time within 90 days after the later of the effective date of such termination of employment (the "Termination Date") or the date of the Company's receipt of the aforesaid notice, to purchase from such Management Investor, or his heirs, executors, administrators, transferees, successors or assigns, as the case may be, any or all of the Securities then owned by such Management Investor (and his Permitted Transferees) at a purchase price equal to the Option Purchase Price (as hereinafter defined). The Company or its designee(s) shall give notice to the terminated Management Investor (or his heirs, executors, administrators, transferees, successors or assigns) of its intention to purchase Securities at any time not later than 90 days after the Termination Date. (The right of the Company and its designee(s) set forth in this Section 6.3 to purchase a terminated Management Investor's Securities is hereinafter referred to as the "Purchase Option"). As a condition to purchasing a Management Investor's Securities pursuant to this Section 6.3, any designee(s) selected by the Board of Directors must agree in writing to assume the Company's obligations under Section 6.3(a)(iii). A designee's agreement to assume such obligation will relieve the Company of its obligations under Section 6.3(a)(iii) with regard to the particular terminated Management Investor and such Management Investor shall thereafter have no recourse against the Company under Section 6.3(a)(iii).

           (i)  Exercise of Purchase Option.  The Purchase Option shall be
                ---------------------------
exercised by written notice to the terminated Management Investor (or his heirs, executors, administrators, transferees, successors or assigns) signed by an officer of the Company on behalf of the Company or by its designee(s), as the case may be. Such notice shall set forth the number of shares of Common Stock desired to be purchased and shall set forth a time and place of closing which shall be no earlier than 10 days and no later than 60 days after the date such notice is sent. At such closing, the seller shall deliver the certificates evidencing the number of shares of Common Stock to be purchased by the Company and/or its designee(s), accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company and/or its designee(s) good title to such of the Securities to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the Company and/or its designee(s) shall deliver to the seller the full amount of the Option Purchase Price for such Securities in cash by certified or bank cashier's check.

           (ii)  Option Purchase Price.  Subject to Section 6.3(a)(iv) below, if
                 ---------------------
the Management Investor shall be terminated by the Company without Cause or shall cease to be employed by the Company or DRA by reason of death, normal retirement at age 65 or more under the Company's or DRA's normal retirement policies, or temporary or permanent disability, the "Option Purchase Price" for the Common Stock to be purchased from such Management Investor pursuant to the Purchase Option (such number of shares of Common Stock being the "Purchase Number") shall equal the price calculated as set forth in the table below opposite the applicable Termination Date of such Management Investor:


                                             Option
If the Termination Date Occurs:              Purchase Price
------------------------------               --------------
On or prior to the first                     Adjusted Cost Price
anniversary of the Closing                   multiplied by the
Date                                         Purchase Number

After the first anniversary                  Adjusted Cost
of the Closing Date, and on or               Price multiplied by
prior to the second anniversary              80% of the Purchase
of the Closing Date                          Number, plus Adjusted Book
                                             Value Price multiplied by 20%
                                             of the Purchase Number

After the second anniversary of              Adjusted Cost Price multiplied
of the Closing Date, and on or               by 60% of the Purchase Number,
prior to the third anniversary               plus Adjusted Book Value Price
of the Closing Date                          multiplied by 40% of the
                                             Purchase Number

After the third anniversary of               Adjusted Cost Price
the Closing Date, and on or                  multiplied by 40% of the
prior to the fourth anniversary              Purchase Number, plus
of the Closing Date                          Adjusted Book Value Price
                                             multiplied by 60% of the
                                             Purchase Number

After the fourth anniversary of              Adjusted Cost Price
the Closing Date and on or prior             multiplied by 20% of the
to the fifth anniversary of the              Purchase Number, plus
Closing Date                                 Adjusted Book Value Price
                                             multiplied by 80% of the
                                             Purchase Number

     Notwithstanding anything to the contrary contained herein, (A) if the Management Investor shall cease to be employed by the Company or DRA for any reason other than those set forth in the first sentence of this Section 6.3(a)(ii) (including, but not limited to, termination for Cause), the Option Purchase Price for all shares of Company Stock to be purchased from the Management Investor (and his Permitted Transferees) pursuant to the Purchase Option shall equal the Adjusted Cost Price multiplied by the Purchase Number; and (B) in connection with the exercise of any Purchase Option pursuant to
Section 6.3, the Company may deduct from the Option Purchase Price paid to any Management Investor the aggregate amount of the outstanding principal and accrued but unpaid interest due on any Promissory Note of such Management Investor to the Company.

           As used herein:

           (A) "Adjusted Cost Price" for each share of Common Stock means the original purchase price per share for the Management Investors Common Stock as set forth in Section 1.1 (including any shares of Common Stock which have been converted into other shares of capital stock of the Company, and adjusted for any stock dividend payable upon, or subdivision or combination of, the Common Stock); and

           (B) "Adjusted Book Value Price" for each share means the consolidated net worth of the Company per common share (adjusted to reflect the pro forma exercise in full of any dilutive securities, regardless of whether such securities are exercisable at the time or would otherwise satisfy any requirements under generally accepted accounting principles as they relate to the determination of "dilutive securities") reflected in the Company's consolidated financial statements as of the end of the fiscal quarter immediately preceding the Termination Date (as hereinafter defined); provided,
                                                                     --------
however, that in reflecting the pro forma exercise of dilutive securities no
-------
amount shall be added to the consolidated net worth of the Company on account of the assumed exercise of dilutive securities that is in excess, on a per share basis, of the consolidated net worth per share of the Company calculated without regard to the exercise of any dilutive securities; and provided, further, that if any of the Common Stock is traded on a national
--------  -------
securities exchange or reported on the National Association of Securities Dealers, Inc. Automated Quotation System, then the "Adjusted Book Value Price" shall equal for each Common Stock the closing price per common share on such exchange or as so reported on the Management Investor's Termination Date.

                (iii)   Adjustments to Options Purchase Price.  If the Company
                        -------------------------------------
its designee exercises the Purchase Option with respect to any or all of the Common Stock of any Management Investor whose employment with the Company was terminated by the Company without Cause (the "Called Shares"), and if within twelve months after the closing pursuant to such exercise of the Purchase Option by the Company or its designee:

           (A) the Company is merged into, consolidated with or otherwise combined with or acquired by another person or entity, or there is a liquidation of the Company, or there is a Public Offering (a "Subsequent Offering") of the Company's Common Stock pursuant to an effective registration statement under the Securities Act in which other Management Investors participate as selling stockholders (other than (1) a Special Registration Statement (as hereinafter defined) or
           (2) a registration statement relating to a Unit Offering (as hereinafter defined)), and

           (B) the per share consideration received by the stockholders of the Company in such transaction, or the per share net proceeds received by the Management Investors for the Company's Common Stock in the Subsequent Offering, as the case may be (in each case after being adjusted downward to reflect what the per share consideration or per share net offering proceeds, as the case may be, would have been had the Shares of such termination Management Investor purchased by the Company or its designee pursuant to the Purchase Option been outstanding on the date of the closing of such transaction or Subsequent Offering) exceeds the Adjusted Book Value Price used in calculating the Option Purchase Price pursuant to the exercise of the Purchase Option, then such Management Investor shall be entitled to receive from the Company or its designee an amount per share equal to such excess multiplied by the applicable Adjusted Book Value Price Percentage (as hereinafter defined) within 30 days after the closing of any such transaction or Subsequent Offering.

           As used herein:

           "Special Registration Statement" means (i) a registration statement
            ------------------------------
on Forms S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company's employees or security holders or (ii) a registration statement registering a Unit Offering; and

           "Unit Offering" shall mean a Public Offering of a combination of debt and equity securities of the Company in which (i) not more than 10% of the gross proceeds received from the sale of such securities is attributed to such equity securities, and (ii) after giving effect to such offering, the Company does not have a class of equity securities required to be registered under the Securities Exchange Act of 1934, as amended.

                       (iv) Sale in Public Offering. Shares sold in a Public
                            -----------------------
Offering will be sold free of the restrictions contained in this Article VI, but this Article VI shall continue to apply in accordance with its terms to all Common Stock not sold in such offering. If less than all of a management Investor's shares of Common Stock are sold in such an offering, for purposes of any subsequent calculation hereunder of the Option Purchase Price, the Option Purchase Price shall equal: (a) the Adjusted Cost Price multiplied by the product of the Adjusted Cost Price Percentage and the Adjusted Purchase Number (as hereinafter defined), plus (b) the Adjusted Book Value Price multiplied by
                          ----
the product of the Adjusted Book Value Price Percentage and the Adjusted Purchase Number, less (c) the product of the Publicly-Sold stock (as hereinafter
                 ----
defined) and the Adjusted Book Value Price, where: (w) "Publicly-Sold Stock" means the total number of shares of Common Stock previously sold by the respective Management Investor in a public offering, (x) "Adjusted Purchase Number" means the sum of the Purchase Number and the Publicly-Sold Stock, (y) "Adjusted Book Value Price Percentage" means 20% multiplied by the number of full years elapsed since the Closing Date, and (z) "Adjusted Cost Price Percentage" means 100% minus the Adjusted Book Value Price Percentage. Notwithstanding the foregoing, the Option Purchase Price at all times shall equal or exceed the product of the Adjusted Cost Price and the Purchase Number.

           (b)   Company's Right of First Refusal.  In the event that, on or
                 --------------------------------
prior to the fifth anniversary of the Closing Date, (i) a Management Investor is no longer employed by the Company; (ii) the Company or its designee has declined to exercise the Purchase Option with respect to any of such Management Investor's Common Stock; and (iii) the Management Investor thereafter proposes to sell any or all of such Common Stock to a third party in a bona fide transaction, the Management Investor may not Transfer such Common Stock without first offering to sell such Common Stock to the Company pursuant to this
Section 6.3(b).

           The Management Investor shall deliver a written notice (a "Sale Notice") to the Company describing in reasonable detail the Securities being offered, the name of the offeree, the purchase price requested and all other material terms of the proposed Transfer. Upon receipt of the Sale Notice, the Company, or a designee selected by a majority of the non-employee members of the Board of Directors of the Company, shall have the right and option to purchase all or any portion of the Securities being offered at the price and on the terms of the proposed Transfer set forth in the Sale Notice. Within 30 days after receipt of the Sale Notice, the Company shall notify such Management Investor whether or not it wishes to purchase any or all of the offered Securities.

           If the Company elects to purchase any of the offered Securities, the closing of the purchase and sale of such Securities shall be held at the place and on the date established by the Company in its notice to the Management Investor in response to the Sale Notice, which in no event shall be less than 10 or more than 60 days from the date of such notice. In the event that the Company does not elect to purchase all the offered Securities, the Management Investor may, subject to the other provisions of this Agreement, Transfer the remaining offered Securities to the offeree specified in the Sale Notice at a price no less than the price specified in the Sale Notice and on other terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 180-day period immediately following the last date on which the Company could have elected to purchase the offered Securities. Any such Securities not transferred within such 180-day period will be subject to the provisions of this Section 6.3(b) upon subsequent Transfer.

     6.4  Involuntary Transfers.  In the event that the Securities owned by any
          ---------------------
Management Investor shall be subject to sale or other Transfer (the date of such sale or transfer shall hereinafter be referred to as the "Transfer Date") prior to the fifth anniversary of the Closing Date by reason of (i) bankruptcy or insolvency proceedings, whether voluntary or involuntary, or (ii) distraint, levy, executive or other involuntary Transfer, then such Management Investor shall give the Company written notice thereof promptly upon the occurrence of such event stating the terms of such proposed Transfer, the identity of the proposed transferee, the price or other consideration, if readily determinable, for which the Securities are proposed to be transferred, and the number of shares of Common Stock to be transferred. After its receipt of such notice or, failing such receipt, after the Company otherwise obtains actual knowledge of such a proposed Transfer, the Company, or a designee selected by a majority of the non-employee members of the Board of Directors of the Company, shall have the right and option to purchase all, but not less than all of such Securities which right shall be exercised by written notice given by the Company to such proposed transferor within 60 days following the Company's receipt of such notice or, failing such receipt, the Company's obtaining actual knowledge of such proposed Transfer. Any purchase pursuant to this Section 6.4 shall be at the price and on the terms applicable to such proposed Transfer. If the nature of the event giving rise to such involuntary Transfer is such that no readily determinable consideration is to be paid for the Transfer of the Securities, the price to be paid by the Company shall be the Option Purchase Price that would have been applicable hereunder had the Management Investor incurred a Termination Date as of the date of such proposed Transfer for the Securities. The closing of the purchase and sale of Securities shall be held at the place and the date to be established by the Company, which in no event shall be less than 10 or more than 60 days from the date on which the Company gives notice of its election to purchase the Securities. At such closing, the Management Investor shall deliver the certificates evidencing the number of shares of Common Stock to be purchased by the Company, accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company good title to such of the securities to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the Company shall deliver to the Management Investor the full amount of the purchase price for such Securities in cash by certified or bank cashier's check.

         6.5  Proceeds Upon Sale of the Company.
              ---------------------------------

         Each Management Investor agrees, subject solely to the condition set forth in the last sentence of this Section 6.5, that a portion of the proceeds of any sale of Common Stock pursuant to Article IV equal to (x) multiplied by
(y) (such portion being the "Escrow Amount"), where (x) equals (i) the aggregate of the after-tax total amount of such proceeds and all after-tax proceeds received by such Management Investor upon sales of Shares pursuant to Article IV less (ii) (A) the Adjusted Cost Price multiplied by all Shares owned by such Management Investor and (B) the aggregate amount of the outstanding principal and accrued but unpaid interest due on any Promissory Note of such Management Investor to the Company for such shares of Common Stock, and (y) 100% on or prior to the first anniversary of the Closing Date and thereafter the then applicable Adjusted Cost Price Percentage, shall not be paid to such Management Investor and shall instead be deposited into a trust for the exclusive benefit of the Management Investors, unless and until there is an event of forfeiture related to such Management Investor (as hereinafter defined), in which case the funds subject to such forfeiture shall be paid to the Company. Such trust shall be established in accordance with such agreements and instruments as shall be reasonably required by the Board of Directors of the Company and shall permit the trustee thereunder to invest the funds of such trust in such manner, consistent with such trustee's fiduciary obligations, as such trustee shall reasonably determine. The trust agreement shall provide that the assets of any successor to the Company. Upon the occurrence of each date on which a subsequent adjustment of the Adjusted Cost Price Percentage would have occurred, the trustee shall distribute to each Management Investor the amount which thereupon becomes distributable based on such reduced percentage; provided, however, that
                                                        --------  -------
in the event that the employment of the Management Investor is terminated by the Company or its successor without Cause or by reason of death, disability or retirement at age 65 or more under the Company's or DRA's normal retirement policies, the trustee shall promptly pay all remaining funds held for the account of such Management Investor, together with interest accrued thereon, to such Management Investor, or to his heirs, administrators, or estate. In the event that the Management Investor shall cease to be employed by the Company or its successor or a subsidiary thereof (other than by reason of an approved leave of absence) for any reason other than death, disability or retirement at age 65 or more under the Company's or DRA's normal retirement policies or termination by the Company or a subsidiary thereof without Cause, all interest of the Management Investor in such funds shall immediately terminate. A Management Investor shall not be bound by the provisions of this Section 6.5 unless the purchaser or purchasers agree in writing to continue such Management Investor's employment through the period ending on the fifth anniversary of the Closing Date (or, if earlier, on the date which is eighteen months after the closing of such sale) on terms and conditions at least as favorable, in the aggregate, to the Management Investor as the terms and conditions of his employment prior to the sale.

           6.6 Purchaser Representative. If the Company or any Investor enters
               ------------------------
into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Management Investor will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 (h) promulgated by the Securities and Exchange Commission under the Securities Act) reasonably acceptable to the Company. If any Management Investor appoints the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any Management Investor declines to appoint the purchaser representative designated by the Company such Management Investor will appoint another purchaser representative (reasonably acceptable to the Company), and such Management Investor will be responsible for the fees of the purchaser representative so appointed.

           6.7 Section 83 (b) Elections. Each Management Investor shall make the
               ------------------------
election to include in his income, in the year he purchases the Common Stock, the excess, if any, of the fair market value of the Common Stock at that time over $2.00 per share, pursuant to Section 83 (b) of the Internal Revenue Code of 1986, as amended, in the manner and within the time period specified by the regulations promulgated thereunder.

                                  ARTICLE VII

                              REGISTRATION RIGHTS

           The Investors shall have registration rights with respect to the Shares as set forth in the Registration Rights Agreement attached hereto as Exhibit D. Each of the Investors agree not to effect any public sale or distribution of any securities of the Company during the periods specified in the Registration Rights Agreement, except as permitted by the Registration Rights Agreement, and each such Investor agrees to be bound by the rights of priority to participate in offerings as set forth therein.

                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

           8.1  Amendment and Modification.  This Agreement may be amended or
                --------------------------
modified, or any provision hereof may be waived, provided that such amendment or waiver is set forth in a writing executed by (i) the Company, (ii) CVC (so long as CVC and its Affiliates own in the aggregate at least 25% of the outstanding Common Stock on a fully diluted basis) and (iii) the holders of a majority of the outstanding Common Stock on a fully diluted basis (including Shares owned by CVC and its Affiliates); provided, however that the provisions of this Agreement
                         --------  -------
which are for the express benefit of Masco cannot be amended, modified or waived, unless Masco also executes such amendment or waiver. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement of any rights or obligations of any person under or by reason of this Agreement.

           8.2  Survival of Representations and Warranties.  All
                ------------------------------------------
representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the Closing Date and the consummation of the transactions contemplated hereby, regardless of any investigation made by an Investor or on its behalf.

           8.3  Successors and Assigns; Entire Agreement.  This Agreement and
                ----------------------------------------
all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions and understandings of any and every nature among them.

           8.4  Separability.  In the event that any provision of this Agreement
                ------------
or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

           8.5  Notices.  All notices provided for or permitted hereunder shall
                -------
be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

           If to the Company to:

           DR International, Inc.
           275 Rex Boulevard
           Auburn Hills, MI  48326
           Attention: Harold K. Sperlich

           with required copies to:

           If to CVC, to:

           Citicorp Venture Capital Ltd.
           399 Park Avenue
           Sixth Floor
           New York, New York  10043
           Attention: Richard M. Cashin, Jr., Vice President with a required copy to:

           Dechert Price & Rhoads
           4000 Bell Atlantic Tower
           1717 Arch Street
           Philadelphia, PA  19103
           Attention: G. Daniel O'Donnell, Esquire

           If to WEP, to:

           World Equity Partners, L.P.
           399 Park Avenue
           New York, NY  10043
           Attention:  Byron L. Knief

           with a required copy to:

           Kirkland & Ellis
           153 East 53rd Street
           New York, NY  10022-4675
           Attention: Kirk A. Radke, Esquire

           If to Masco, to:

           MascoTech Automotive Systems Group, Inc.
           275 Rex Boulevard
           Auburn Hills, MI  48326
           Attention:  E. H. Billig

           with a required copy to:

           Masco Corporation
           21001 Van Borne Road
           Taylor, MI  48180
           Attention:  General Counsel

           If to Sperlich, to:

           Harold K. Sperlich
           3333 West Shore Drive
           Orchard Lake, MI  48324

           If to Gerrity, to:

           James R. Gerrity
           9938 E. Bayview Drive
           Scottsdale, AZ  85258

           If to the Management Investors or any of them, to their addresses as listed in the books of the Company.

           All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

           8.6  Governing Law.  The validity, performance, construction and
                -------------
effect of this Agreement shall be governed by and construed in accordance with the internal law of Delaware, without giving effect to principles of conflicts of law.

           8.7  Headings.  The headings in this Agreement are for convenience of
                --------
reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

           8.8  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

           8.9  Further Assurances.  Each party shall cooperate and take such
                ------------------
action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

           8.10 Termination.  Unless sooner terminated in accordance with its
                -----------
terms, this Agreement shall terminate on the tenth anniversary of the Closing Date.

           8.11 Remedies.  In the event of a breach or a threatened breach by
                --------
any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

           8.12  Party No Longer Owning Securities.  If a party hereto ceases to
                 ---------------------------------
own any Securities, such party will no longer be deemed to be an Investor or Management Investor for purposes of this Agreement.

           8.13  No Effect on Employment.  Nothing herein contained shall confer
                 -----------------------
on any Management Investor the right to remain in the employ of the Company or any of its subsidiaries or Affiliates.

           8.14  Pronouns.  Whenever the context may require, any pronouns used
                 --------
herein shall be deemed also to include the corresponding neuter, masculine and feminine forms.

        IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase and Holders Agreement the day and year first above written.

                                    DR INTERNATIONAL, INC.

                                    By: /s/ James R. Gerrity
                                       ---------------------------------
                                    Its: Executive V.P.
                                        --------------------------------

                                    CITICORP VENTURE CAPITAL LTD.

                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------

                                    WORLD EQUITY PARTNERS, L.P.

                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------

                                    MASCOTECH AUTOMOTIVE SYSTEMS GROUP, INC.

                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------


                                    ------------------------------------
                                    Harold K. Sperlich


                                    /s/ James R. Gerrity
                                    ------------------------------------
                                    James R. Gerrity

        IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase and Holders Agreement the day and year first above written.


                                    DR INTERNATIONAL, INC.

                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------

                                    CITICORP VENTURE CAPITAL LTD.

                                    By: /s/ [SIGNATURE APPEARS HERE]
                                       ---------------------------------
                                    Its: MO
                                        --------------------------------

                                    WORLD EQUITY PARTNERS, L.P.

                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------

                                    MASCOTECH AUTOMOTIVE SYSTEMS GROUP, INC.

                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------


                                    ------------------------------------
                                    Harold K. Sperlich


                                    /s/
                                    ------------------------------------
                                    James R. Gerrity

        IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase and Holders Agreement the day and year first above written.

                                    DR INTERNATIONAL, INC.

                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------

                                    CITICORP VENTURE CAPITAL LTD.

                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------

                                    WORLD EQUITY PARTNERS, L.P.

                                    By: /s/ [SIGNATURE APPEARS HERE]
                                       ---------------------------------
                                    Its: Sr. Vice President
                                        --------------------------------

                                    MASCOTECH AUTOMOTIVE SYSTEMS GROUP, INC.

                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------


                                    ------------------------------------
                                    Harold K. Sperlich


                                    /s/
                                    ------------------------------------
                                    James R. Gerrity

        IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase and Holders Agreement the day and year first above written.

                                    DR INTERNATIONAL, INC.

                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------

                                    CITICORP VENTURE CAPITAL LTD.

                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------

                                    WORLD EQUITY PARTNERS, L.P.

                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------

                                    MASCOTECH AUTOMOTIVE SYSTEMS GROUP, INC.

                                    By: /s/ [SIGNATURE APPEARS HERE]
                                       ---------------------------------
                                    Its: Vice President
                                        --------------------------------


                                    ------------------------------------
                                    Harold K. Sperlich


                                    /s/
                                    ------------------------------------
                                    James R. Gerrity

        IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase and Holders Agreement the day and year first above written.

                                    DR INTERNATIONAL, INC.

                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------

                                    CITICORP VENTURE CAPITAL LTD.

                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------

                                    WORLD EQUITY PARTNERS, L.P.

                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------

                                    MASCOTECH AUTOMOTIVE SYSTEMS GROUP, INC.

                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------


                                    /s/ Harold K. Sperlich
                                    ------------------------------------
                                    Harold K. Sperlich


                                    /s/
                                    ------------------------------------
                                    James R. Gerrity

                             MANAGEMENT INVESTORS:


                             /s/ Thomas J. Snyder
                             -----------------------------------
                             Thomas J. Snyder
                             984 North 500 West
                             Anderson, IN 46011

                             Social Security Number:

                             313 44 0970
                             -----------------------------------
                             Tel. 317 642 2996 (H)
                                  317 646 2939 (O)

                                  Schedule I
                                  ----------


                             Management Investors
                             --------------------

Thomas J. Synder

                                                                       EXHIBIT A

                            DR INTERNATIONAL, INC.
                (ON A FULLY DILUTED BASIS AS OF JULY 31, 1994)

                                          Total
                                          Shares of              Percentage          Shares of            Percentage       Shares of
                                          Common                 of Total Shares     Class A              of Class A       Class B
                                          Stock                  of Common           Common               Common           Common
Name                                      Outstanding            Stock               Stock                Stock            Stock
------------------------------------------------------------------------------------------------------------------------------------
Citicorp Venture Capital, Ltd.               550,000              55.0%              432,350              49.0%            117,650

MascoTech Automotive                         150,000              15.0%              150,000              17.0%               --
Systems Group, Inc.

World Equity Partners, L.P. *                100,000              10.0%              100,000              11.3%               --

Harold K. Sperlich                            50,000               5.0%               50,000               5.7%               --

James R. Gerrity                              15,000               1.5%               15,000               1.7%               --

Thomas J. Snyder                              25,000               2.5%               25,000               2.8%               --

Management Investors **                      110,000              11.0%              110,000              12.5%               --
                                          -----------         -----------        -----------       -----------         -----------

  TOTAL                                    1,000,000            100.00%              882,350             100.0%            117,650


                                                              Principal
                                               Percentage     Amount of           Purchase         Purchase Price
                                               of Class B     11% Junior          Price of         of Junior           Total
                                               Common         Subordinated        Common           Subordinated        Purchase
Name                                           Stock          Notes               Stock            Notes               Price Paid
------------------------------------------------------------------------------------------------------------------------------------
Citicorp Venture Capital, Ltd.                 100.0%         $14,300,000         $1,100,000       $14,300,000         $15,400,000

MascoTech Automotive                             --           $ 3,900,000            300,000         3,900,000           4,200,000
Systems Group, Inc.

World Equity Partners, L.P. *                    --                --                  --               --                    --

Harold K. Sperlich                               --                --                100,000            --                 100,000

James R. Gerrity                                 --                --                 30,000            --                  30,000

Thomas J. Snyder                                 --                --                 50,000 ***        --                  50,000

Management Investors **                          --                --                220,000            --                 220,000
                                          -----------         -----------        -----------       -----------         -----------

  TOTAL                                        100.0%         $18,200,000         $1,800,000       $18,200,000         $20,000,000

 * Warrant issued to World Equity Partners, L.P., pursuant to Warrant Agreement dated July 29, 1994.
 ** Shares to be held by Management Investors will be purchased following the Closing.
 *** Purchase price paid as follows: $250 in cash and a promissory note in the principle amount of $49,750

                                                                       Exhibit B

                                PROMISSORY NOTE
                                ---------------

$                                                                  July __, 1994

     FOR VALUE RECEIVE, _______________________ ("Borrower"), hereby promises to pay to the order of DR INTERNATIONAL, INC., a Delaware corporation ("Holder"), the principal sum of _____________________ DOLLARS ($_________) (the "Principal Amount"), on ___________________, 1999, together with interest accrued thereon the date of payment.

     The Borrower shall pay to the holder hereof interest from the date hereof on the outstanding principal balance hereunder at the rate of nine and one quarter percent (9.25%) per annum. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed and shall be payable on the last day of each Yearly Period (as hereinafter defined) during the term hereof. To the extent that interest for any Yearly Period or portion thereof is not paid on the last day of such Yearly Period, such interest shall become part of the Principal Amount effective such last day of such Yearly Period. As used herein, the term "Yearly Period" means each successive twelve-month period, beginning on the date hereof and ending on the first anniversary of the date hereof and continuing to each successive anniversary thereafter, during which the Principal Amount remains outstanding.

     Payment shall be made at such place as the holder may designate. All payments hereunder shall be made in immediately available funds in lawful money of the United States of America.

     This Note represents a full recourse obligation of the Borrower.

     All or any portion of the Principal Amount evidenced by this Note may be prepaid at any time without premium or penalty.

     Except as set forth in the next sentence, the obligations of the Borrower and the rights of the Holder under this Note shall be absolute and shall not be subject to any counterclaim, set-off, deduction or defense. Notwithstanding anything to the contrary contained herein, Holder shall be entitled to apply twenty-five percent (25%) of the pre-tax amount of any and all bonus payments awarded by the Company to the Borrower (other than any bonus payment awarded on the Closing Date under the Asset Purchase Agreement, dated July 13, 1994, among General Motors Corporation, the Company and DRA, Inc.) to reduce the aggregate amount of the outstanding principal accrued and unpaid interest thereon due under this Note.

           The Borrower hereby waives presentment, notice of dishonor and protest in respect hereof.

           In the event of default under this Note, the Holder shall have all rights and remedies provided at law and in equity. All costs and expenses of collection, including attorneys fees shall be added to and become part of the Principal Amount of this Note and shall be collectible as part of such Principal Amount.

           No interest or other amount shall be payable in excess of the maximum permissible rate under applicable law and any interest or other amount which is paid in excess of such maximum rate shall be deemed to be a payment of principal hereunder.

           This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party sought to be charged.

           This Note shall be governed by, and construed in accordance with, the laws of the State of [Indiana] [Mississippi], without giving effect to the principles of conflict of laws thereof. If any term or provision of the Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

           This Note shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Holder and its successors and assigns.

           Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase and Holders Agreement, dated July 29, 1994, among Holder, Citicorp Venture Capital Ltd., World Equity Partners, L.P., Mascotech Automotive Systems, Group, Inc. and the other signatories thereto.

                                       [Management Investor]




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